Exhibit 23(a)

Independent Auditors' Consent

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registration Statement 033-47245 of Allstate Life Insurance Company of New York on Form S-3 of our report dated February 25, 2000, appearing in the Annual Report on Form 10-K of Allstate Life Insurance Company of New York for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 3, 2000

Exhibit 23(b)

Consent of Freedman, Levy, Kroll & Simonds

FREEDMAN, LEVY, KROLL & SIMONDS



                                       CONSENT OF
                             FREEDMAN, LEVY, KROLL & SIMONDS


     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 8 to the Form S-3 Registration Statement of Allstate Life Insurance Company of New York (File No. 033-47245).



                              /s/  FREEDMAN, LEVY, KROLL & SIMONDS


Washington, D.C.
April 3, 2000